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                                                                     EXHIBIT 4.2


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                        NATIONAL EQUIPMENT SERVICES, INC.



                                ARTICLE I - NAME

         The name of the corporation is National Equipment Services, Inc. (hereinafter referred to as the "Corporation").


                         ARTICLE II - REGISTERED OFFICE

         The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle 19805. The name of the registered agent of the Corporation at such address is The Prentice-Hall Corporation System, Inc.


                              ARTICLE III - PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law").


                           ARTICLE IV - CAPITAL STOCK

         Part A. General. The maximum number of shares of capital stock that the Corporation is authorized to have outstanding at any one time is 110,000,000 shares, consisting of: (i) 10,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock") and (ii) 100,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock").

         Part B. Preferred Stock. Authority is hereby expressly vested in the Board of Directors of the Corporation, subject to the provisions of this ARTICLE IV and to the limitations prescribed by law, to authorize the issuance from time to time of one or more series of Preferred Stock. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination or fixing of the following by resolution or resolutions adopted by the affirmative vote of a majority of the total number of the Directors then in office:

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                  (1) The designation of such series;

                  (2) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of the Corporation's capital stock and whether such dividends shall be cumulative or non-cumulative;

                  (3) Whether the shares of such series shall be subject to redemption for cash, property or rights, including securities of any other corporation, by the Corporation or upon the happening of a specified event and, if made subject to any such redemption, the times or events, prices, rates, adjustments and other terms and conditions of such redemptions;

                  (4) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

                  (5) Whether or not the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or of any other series of the same class of the Corporation's capital stock and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments and other terms and conditions of such conversions or exchanges;

                  (6) The restrictions, if any, on the issue or reissue of any additional Preferred Stock;

                  (7) The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                  (8) The provisions as to voting, optional and/or other special rights and preferences, if any, including, without limitation, the right to elect one or more Directors.

         Part C. Common Stock. Except as otherwise provided by the Delaware General Corporation Law or this Restated Certificate of Incorporation (the "Restated Certificate"), the holders of Common Stock (i) subject to the rights of holders of any series of Preferred Stock, shall share ratably in all dividends payable in cash, stock or otherwise and other distributions, whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise and (ii) are subject to all the powers, rights, privileges, preferences and priorities of any series of Preferred Stock as provided herein or in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of Part B of this ARTICLE IV.

                  (1) The Common Stock shall not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of the Corporation's capital stock.

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                  (2) No holder of Common Stock shall have any preemptive,
subscription, redemption, conversion or sinking fund rights with respect to the Common Stock, or to any obligations convertible (directly or indirectly) into stock of the Corporation whether now or hereafter authorized.

                  (3) Except as otherwise provided by the Delaware General Corporation Law or the Restated Certificate and subject to the rights of holders of any series of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation.


                              ARTICLE V - EXISTENCE

         The Corporation is to have perpetual existence.


                              ARTICLE VI - BY-LAWS

         In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, change, add to or repeal the By-laws of the Corporation by the affirmative vote of a majority of the total number of Directors then in office. Any alteration or repeal of the By-laws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote on such alteration or repeal, subject to ARTICLE IX hereof and ARTICLE VII of the Corporation's By-laws.


                    ARTICLE VII - STOCKHOLDERS AND DIRECTORS

         Part A. Stockholder Action. Election of Directors need not be by written ballot unless the By-laws of the Corporation so provide. Subject to any rights of holders of any series of Preferred Stock, from and after the date on which the Common Stock of the Corporation is registered pursuant to the Exchange Act, (i) any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected in lieu thereof by any consent in writing by such stockholders, (ii) special meetings of stockholders of the Corporation may be called only by either the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of Directors then in office or by the chief executive officer of the Corporation and (iii) advance notice of stockholder nominations of persons for election to the Board of Directors of the Corporation and of business to be brought before any annual meeting of the stockholders by the stockholders of the Corporation shall be given in the manner provided in the By-laws of the Corporation.

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         Part B. Number of Directors and Term of Office. Subject to any rights of holders of any series of Preferred Stock to elect additional Directors under specified circumstances, the number of Directors which shall constitute the Board of Directors of the Corporation shall be fixed from time to time in the manner set forth in the By-laws of the Corporation. The Directors of the Corporation shall be divided into three classes: Class I, Class II and Class
III. Membership in each class shall be as nearly equal in number as possible. The term of office of the initial Class I Directors shall expire at the annual election of Directors by the stockholders of the Corporation in 1999, the term of office of the initial Class II Directors shall expire at the annual election of Directors by the stockholders of the Corporation in 2000 and the term of office of the initial Class III Directors shall expire at the annual election of Directors by the stockholders of the Corporation in 2001, or thereafter when their respective successors in each case are elected by the stockholders and qualified, subject however, to prior death, resignation, retirement, disqualification or removal from office for cause. At each succeeding annual election of Directors by the stockholders of the Corporation beginning in 1999, the Directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the Directors they succeed and shall be elected for a term expiring at the third succeeding annual election of Directors by the stockholders of the Corporation, or thereafter when their respective successors in each case are elected by the stockholders and qualified. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of Directors shorten the term of any incumbent Director.

         Part C. Removal and Resignation. No Director may be removed from office without cause and without the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors voting together as a single class; provided, however, that if the holders of any class or series of Preferred Stock are entitled by the provisions of this Restated Certificate (it being understood that any references to this Restated Certificate shall include any duly authorized certificate of designation) to elect one or more Directors, such Director or Directors so elected may be removed without cause only by the vote of the holders of a majority of the outstanding shares of that class or series entitled to vote. Any Director may resign at any time upon written notice to the Corporation.

         Part D. Vacancies and Newly Created Directorships. Subject to any rights of holders of any series of Preferred Stock to fill such newly created Directorships or vacancies, any newly created Directorships resulting from any increase in the authorized number of Directors and any vacancies in the Board of Directors resulting from death, resignation, disqualification or removal from office for cause shall, unless otherwise provided by law or by resolution approved by the affirmative vote of a majority of the total number of Directors then in office, be filled only by resolution approved by the affirmative vote of a majority of the total number of Directors then in office. Any Director so chosen shall hold office until the next election of the class for which such Director shall have been chosen, and until his or her successor shall

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have been duly elected and qualified, unless he or she shall resign, die, become disqualified or be removed for cause.

                        ARTICLE VIII - GENERAL PROVISIONS

         Part A. Dividends. The Board of Directors shall have authority from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves as working capital or for any other purpose or purposes, and to abolish or add to any such reserve or reserves from time to time as said Board may deem to be in the interest of the Corporation; and said Board shall likewise have power to determine in its discretion, except as herein otherwise provided, what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the Corporation.

         Part B. Issuance of Stock. The shares of all classes of stock of the Corporation may be issued by the Corporation from time to time for such consideration as from time to time may be fixed by the Board of Directors of the Corporation, provided that shares of stock having a par value shall not be issued for a consideration less than such par value, as determined by the Board. At any time, or from time to time, the Corporation may grant rights or options to purchase from the Corporation any shares of its stock of any class or classes to run for such period of time, for such consideration, upon such terms and conditions, and in such form as the Board of Directors may determine. The Board of Directors shall have authority, as provided by law, to determine that only a part of the consideration which shall be received by the Corporation for the shares of its stock which it shall issue from time to time, shall be capital; provided, however, that, if all the shares issued shall be shares having a par value, the amount of the part of such consideration so determined to be capital shall be equal to the aggregate par value of such shares. The excess, if any, at any time, of the total net assets of the Corporation over the amount so determined to be capital, as aforesaid, shall be surplus. All classes of stock of the Corporation shall be and remain at all times nonassessable.

         The Board of Directors is hereby expressly authorized, in its discretion, in connection with the issuance of any obligations or stock of the Corporation (but without intending hereby to limit its general power so to do in other cases), to grant rights or options to purchase stock of the Corporation of any class upon such terms and during such period as the Board of Directors shall determine, and to cause such rights to be evidenced by such warrants or other instruments as it may deem advisable.

         Part C. Inspection of Books and Records. The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.


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         Part D. Location of Meetings, Books and Records. Except as otherwise provided in the By-laws, the stockholders of the Corporation and the Board of Directors may hold their meetings and have an office or offices outside of the State of Delaware and, subject to the provisions of the laws of the State of Delaware, may keep the books of the Corporation outside of the State of Delaware at such places as may, from time to time, be designated by the Board of Directors.


                             ARTICLE IX - AMENDMENTS

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate in the manner now or hereinafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding anything contained in this Restated Certificate to the contrary, Parts A, B and C of ARTICLE IV, ARTICLE VII, ARTICLE X, and this
ARTICLE IX of this Restated Certificate shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote on such alteration, amendment or repeal, voting together as a single class (other than any alteration or amendment to Part A of ARTICLE IV that increases the authorized number of shares of Preferred Stock or Common Stock).


                              ARTICLE X - LIABILITY

         Part A.    Limitation of Liability.

                  (1) To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), and except as otherwise provided in the Corporation's By-laws, no Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

                  (2) Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

         Part B. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee or agent


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of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director or officer or in any other capacity while serving as a Director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Part C of this ARTICLE X with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Part B of this ARTICLE X shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an "advance of expenses"); provided, however, that, if and to the extent that the Delaware General Corporation Law requires, an advance of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Part B or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification of Directors and officers.

         Part C. Procedure for Indemnification. Any indemnification of a Director or officer of the Corporation or advance of expenses under Part B of this ARTICLE X shall be made promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days), upon the written request of the Director or officer. If a determination by the Corporation that the Director or officer is entitled to indemnification pursuant to this ARTICLE X is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advance of expenses, twenty days), the right to indemnification or advances as granted by this ARTICLE X shall be enforceable by the Director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Part B of this ARTICLE X, if any, has been tendered

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to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to Part B of this ARTICLE X shall be the same procedure set forth in this Part C for Directors or officers, unless otherwise set forth in the action of the Board of Directors providing indemnification for such employee or agent.

         Part D. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         Part E. Service for Subsidiaries. Any person serving as a Director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a "subsidiary" for this ARTICLE
X) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

         Part F. Reliance. Persons who after the date of the adoption of this provision become or remain Directors or officers of the Corporation or who, while a Director or officer of the Corporation, become or remain a Director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this ARTICLE X in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this
ARTICLE X shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

         Part G. Non-Exclusivity of Rights. The rights to indemnification and to the advance of expenses conferred in this ARTICLE X shall not be exclusive of any other right which any person may have or hereafter acquire under this Restated Certificate or under any statute, by-law, agreement, vote of stockholders or disinterested Directors or otherwise.

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         Part H. Merger or Consolidation. For purposes of this ARTICLE X, references to the "Corporation" shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers and employees or agents, so that any person who is or was a Director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE X with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.


                       ARTICLE XI - BUSINESS COMBINATIONS

         The Corporation expressly elects to be governed by Section 203 of the Delaware General Corporation Law.

                                    * * * * *

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                        NATIONAL EQUIPMENT SERVICES, INC.

                          CERTIFICATE OF DESIGNATION OF
                          SENIOR REDEEMABLE CONVERTIBLE
        PREFERRED STOCK, SERIES A, SETTING FORTH THE POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF SUCH SERIES OF
                                 PREFERRED STOCK


         Pursuant to Section 151 of the Delaware General Corporation Law, National Equipment Services, Inc., a Delaware corporation (the
"Corporation"), DOES HEREBY CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation (the "Charter"), the Board of Directors of the Corporation on May 13, 1999 duly adopted the following resolution creating a series of Preferred Stock designated as Senior Redeemable Convertible Preferred Stock, Series A, and such resolution has not been modified and is in full force and effect on the date hereof:

         RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Charter, a series of the class of authorized Preferred Stock, par value $0.01 per share, of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

Section 1.  DESIGNATION AND NUMBER.

            (a) The shares of such series shall be designated as Senior Redeemable Convertible Preferred Stock, Series A (the "Preferred Stock"). The number of shares initially constituting the Preferred Stock shall be 100,000, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; PROVIDED, HOWEVER, that such number may not be decreased below the number of then outstanding shares of Preferred Stock.

            (b) The Preferred Stock shall, with respect to rights on liquidation, dissolution or winding up, rank prior to all other classes and series of Junior Stock (as defined below) of the Corporation now or hereafter authorized including, without limitation, the Common Stock.

            (c) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 11 below.

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Section 2.  DIVIDENDS AND DISTRIBUTIONS.

            Each holder of shares of Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors, dividends and other distributions (including, without limitation, any options, warrants or other rights to acquire capital stock of the Corporation whether or not pursuant to a shareholder rights plan, "poison pill" or similar arrangement, or other property or assets) on a parity with each holder of Common Stock. Such dividends and distributions shall be payable on each share of Preferred Stock in an amount equal to the dividends per share payable on the number of shares of Common Stock into which such share of Preferred Stock would be convertible under Section 8 on the record date for determining eligibility to receive such dividends, or if no record date is established, on the date such dividends are actually paid.

Section 3.  VOTING RIGHTS.

            In addition to any voting rights provided by law, the holders of shares of Preferred Stock shall have the following voting rights:

            (a) So long as the Preferred Stock is outstanding, each share of Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders, on all matters voted on by holders of Common Stock voting together as a single class with other shares entitled to vote thereon. With respect to any such vote, each share of Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted his shares of Preferred Stock into Common Stock pursuant to Section 8 on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

            (b) Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least 51% of the outstanding shares of Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to:

                (i) increase the authorized number of shares of Preferred Stock; and

                (ii) authorize, adopt or approve an amendment to the Charter that would increase or decrease the par value of the shares of Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Preferred Stock, or otherwise affect the rights of the shares of the Preferred Stock adversely, including, without limitation, the liquidation preference provisions.

            (c) (i) At each meeting of stockholders at which the holders of shares of Preferred Stock shall have the right, voting separately as a single class, to take any action, the presence in person or

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by proxy of the holders of record of one-third of the total number of shares of Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

                    (A) the absence of a quorum of the holders of shares of Preferred Stock shall not prevent the election of directors, and the absence of a quorum of the holders of shares of any other class or series of capital stock shall not prevent the taking of any action as provided in this Section 3; and

                    (B) in the absence of a quorum of the holders of shares of Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

                (ii) For taking of any action as provided in Section 3(b) by the holders of shares of Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held; PROVIDED, HOWEVER, that shares of Preferred Stock held by the Corporation or any Affiliate of the Corporation shall not be deemed to be outstanding for purposes of taking any action as provided in this Section 3.

Section 4.  CERTAIN RESTRICTIONS.

            (a) Whenever the Corporation shall not have converted Preferred Stock at a time required by Section 8 or 10, at such time and thereafter until all conversion obligations provided in Section 8 or 10 that have come due shall have been satisfied, or whenever the Corporation shall not have redeemed shares of Preferred Stock at a time required by Section 5, at such time and thereafter until all redemption obligations provided in Section 5 that have come due shall have been satisfied or all necessary funds have been set apart for payment, the Corporation shall not: (A) declare or pay dividends, or make any other distributions, on any shares of Junior Stock (other than Common Stock) or (B) declare or pay dividends, or make any other distributions, on any shares of Parity Stock.

            (b) Whenever the Corporation shall not have converted shares of Preferred Stock at a time required by Section 8 or 10, at such time and thereafter until all conversion obligations provided in Section 8 or 10 that have come due shall have been satisfied, or whenever the Corporation shall not have redeemed shares of Preferred Stock at a time required by Section 5, at such time and thereafter until all redemption obligations provided in
Section 5 that have come due shall have been satisfied or all necessary funds have been set apart for payment, the Corporation shall not redeem, purchase or otherwise acquire

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for consideration any shares of Junior Stock or Parity Stock; PROVIDED,
HOWEVER, that (A) the Corporation may accept shares of any Senior Stock, Parity Stock or Junior Stock for conversion into Junior Stock and (B) the Corporation may at any time redeem, purchase or otherwise acquire shares of any Parity Stock pursuant to any mandatory redemption, put, sinking fund or other similar obligation contained in such Parity Stock, pro rata with the Preferred Stock in proportion to the total amount then required to be applied by the Corporation to redeem, repurchase, or otherwise acquire shares of Preferred Stock and shares of such Parity Stock.

            (c) The Corporation shall not permit any Subsidiary of the Corporation, or cause any other Person, to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to Section 4(b), purchase such shares at such time and in such manner.

Section 5.  REDEMPTION.

            (a) On April 30, 2009 (the "Redemption Date"), the Corporation shall redeem all of the shares of Preferred Stock then outstanding, at a price per share (the "Redemption Price") equal to (A) the Stated Value, plus
(B) an amount per share equal to all declared and unpaid dividends thereon, to the Redemption Date, in immediately available funds.

            (b) Notice of any redemption of shares of Preferred Stock pursuant to Section 5(a) shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), not less than 30, nor more than 60, days prior to the date fixed for redemption. In any case, a similar notice shall be mailed at least 30, but not more than 60, days prior to the date fixed for redemption to each holder of shares of Preferred Stock to be redeemed, at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the redemption of shares of Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Preferred Stock to be redeemed, or may cause the transfer books of the Corporation for the Preferred Stock to be closed, not more than 60 days or less than 30 days prior to the date fixed for such redemption.

            (c) At any time after a notice of redemption shall have been mailed and before the Redemption Date, the Corporation shall deposit for the benefit of the holders of shares of Preferred Stock to be redeemed the funds necessary for such redemption with a bank or trust company in the Borough of Manhattan, The City of New York, having a capital and surplus of at least $500,000,000. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company, upon demand, shall pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Preferred Stock to be redeemed shall look only to the Corporation for the payment of the Redemption Price. In the event that moneys are deposited pursuant to this
Section 5(c) in respect of shares of Preferred

Stock that are converted in accordance with the provisions of Section 8, such moneys shall, upon such conversion, revert to the general funds of the Corporation and, upon demand, such bank or trust company shall pay over to the Corporation such moneys and shall be relieved of all responsibilities to the holders of such converted shares in respect thereof. Any interest accrued on funds deposited pursuant to this Section 5(c) shall be paid from time to time to the Corporation for its own account.

            (d) Notice of redemption having been given as aforesaid, upon the deposit of funds pursuant to Section 5(c) in respect of shares of Preferred Stock to be redeemed pursuant to Section 5(a), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the Redemption Date (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue and (iii) all rights of the holders of shares of Preferred Stock to be redeemed shall cease and terminate, excepting only the right to receive the Redemption Price therefor and the right to convert such shares into shares of Common Stock until the close of business on the Redemption Date, in accordance with Section 8; PROVIDED, HOWEVER, that if the Corporation shall default in the payment of the Redemption Price, the shares of Preferred Stock that were to be redeemed shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Preferred Stock until such time as such default shall no longer be continuing or shall have been waived by holders of at least 51% of the then outstanding shares of Preferred Stock.

Section 6.  REACQUIRED SHARES.

            Any shares of Preferred Stock converted, exchanged, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Preferred Stock shall upon their cancellation become authorized but unissued shares of preferred stock, par value $.01 per share, of the Corporation and, upon the filing of an appropriate Certificate of Designation with the Secretary of State of the State of Delaware, may be reissued as part of another series of preferred stock, par value $.01 per share, of the Corporation, but in any event may not be reissued as shares of Preferred Stock unless all of the shares of Preferred Stock issued on the Issue Date shall have already been redeemed or converted.

Section 7.  LIQUIDATION, DISSOLUTION OR WINDING UP.

            (a) If the Corporation shall commence a voluntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due or if a decree or order for relief in respect of the Corporation shall be entered by a court having juris diction in the premises in an involuntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (any such event, a "Liquidation"), no distribution shall be made to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Preferred Stock shall have received an amount per share of Preferred Stock equal to the greater of (A) the Stated Value, plus all declared and unpaid dividends to the date of distribution, or (B) the proceeds in Liquidation that the holders of Preferred Stock would have received in respect of all shares of Common Stock issuable to such holders upon conversion of a share of Preferred Stock owned by such holders, assuming that such share of Preferred Stock owned by such holders had been converted into shares of Common Stock in accordance with Section 8 immediately prior to the Liquidation (such greater amount being the "Preferred Stock Liquidation Amount").

            (b) Notwithstanding the foregoing, if the assets distributable upon a Liquidation shall be insufficient to pay in full the Preferred Stock Liquidation Amount on all shares of Preferred Stock outstanding and any amount payable to the holders of Parity Stock, then all of the assets available after payment of any amounts payable on the Senior Stock shall be distributed among the holders of the Preferred Stock and the Parity Stock ratably in proportion to the respective amounts of the assets to which they would otherwise be entitled.

            (c) Neither the consolidation or merger of the Corporation with or into any other Person nor the sale or other distribution to another Person of all or substantially all the assets, property or business of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 7.

Section 8.  VOLUNTARY CONVERSION.

            (a) Any holder of Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section 8, any or all of such holder's shares of Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal, subject to Section 8(g), to the product of the number of shares of Preferred Stock being so converted multiplied by the quotient of (i) Stated Value divided by (ii) the Conversion Price (as defined below) then in effect, except that with respect to any shares which shall be called for redemption, such right shall terminate at the close of business on the date of redemption for such shares, unless in any such case the Corporation shall default in payment due upon redemption thereof. The Conversion Price shall be $13.00, subject to adjustment as set forth in
Section 8(d). Such conversion right shall be exercised by the surrender of the shares to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the holder elects to convert such shares and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 8(k). All shares of Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it and no shares of Preferred Stock shall be issued in lieu thereof.

            (b) As promptly as practicable after the surrender, as herein provided, of any shares of Preferred Stock for conversion pursuant to Section 8(a), the Corporation shall deliver to or upon the written order of the holder of such shares so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which such shares of Preferred Stock may be or have been converted in accordance with the provisions of this Section 8. Subject to the following provisions of this paragraph and of Section 8(d), such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares of Preferred Stock shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the Common Stock deliverable upon conversion of such shares of Preferred Stock shall be treated for all purposes as having become the record holder or holders of such Common Stock at such time, and such conversion shall be at the Conversion Price in effect at such time; PROVIDED, HOWEVER, that no surrender shall be effective to constitute the Person or Persons entitled to receive the Common Stock deliverable upon such conversion as the record holder or holders of such Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect at, such time on such next succeeding day.

            (c) To the extent permitted by law, when shares of Preferred Stock are converted, all dividends which have been declared and are unpaid on the Preferred Stock so converted to the date of conversion shall be immediately due and payable and must accompany the shares of Common Stock issued upon such conversion.

            (d) The Conversion Price shall be subject to adjustment as follows:

                (i) If the Corporation shall at any time or from time to time
(A) pay a dividend or make a distribution (other than a dividend or distribution paid to holders of Preferred Stock in the manner provided in
Section 2) on the outstanding shares of Common Stock in capital stock (which, for purposes of this Section 8(d) shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Corporation, (B) subdivide the outstanding shares of Common Stock into a larger number of shares, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Common Stock, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of

Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 8(d)(i) shall become effective retroactively (A) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or
(B) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                (ii) If the Corporation shall at any time or from time to time issue shares of Common Stock (or securities convertible into or exchangeable for Common Stock, or any options, warrants or other rights to acquire shares of Common Stock) for a consideration per share less than the Conversion Price per share of Common Stock then in effect at the record date or issuance date, as the case may be (the "Date"), referred to in the following sentence (treating the price per share of any security convertible or exchangeable or exercisable into Common Stock as equal to (A) the sum of the price for such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (B) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect on the day immediately prior to the Date by a fraction (x) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the Date plus the number of additional shares of Common Stock issued or to be issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the Date plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued or be issued upon the conversion, exchange or exercise of such convertible or exchangeable securities or options, warrants or other rights (plus the aggregate amount of any additional consideration initially payable upon such conversion, exchange or exercise of such security) would purchase at the Conversion Price on the Date.

Such adjustment shall be made whenever such shares, securities, options, warrants or other rights are issued, and shall become effective retroactively to a date immediately following the close of business (1) in the case of issuance to stockholders of the Corporation, as such, on the record date for the determination of stockholders entitled to receive such shares, securities, options, warrants or other rights and (2) in all other cases, on the date ("issuance date") of such issuance; PROVIDED that:

                    (A) the determination as to whether an adjustment is required to be made pursuant to this Section 8(d)(ii) shall be made upon the issuance of such shares or such convertible or exchangeable securities, options, warrants or other rights;

                    (B) if any convertible or exchangeable securities, options, warrants or other rights (or any portions thereof) which shall have given rise to an adjustment pursuant to this Section 8(d)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such convertible or exchangeable securities, options, warrants or other rights there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Price hereunder shall be readjusted (but to no greater extent than originally adjusted) on the basis of (x) eliminating from the computation any additional shares of Common Stock corresponding to such convertible or exchangeable securities, options, warrants or other rights as shall have expired or terminated, (y) treating the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such convertible or exchangeable securities, options, warrants or other rights as having been issued for the consideration actually received and receivable therefor and (z) treating any of such convertible or exchangeable securities, options, warrants or other rights which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at this time; and

                    (C) no adjustment in the Conversion Price shall be made pursuant to this Section 8(d)(ii) as a result of any issuance of securities by the Corporation in respect of which an adjustment to the Conversion Price is made pursuant to Section 8(d)(i).

              (iii) If the Corporation shall at any time or from time to time distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the resulting or surviving corporation and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding (A) dividends or distributions paid or made in the manner provided in Section 2, and (B) dividends payable in shares of Common Stock for which adjustment is made under Section 8(d)(i)) or rights or warrants to subscribe for or purchase securities of the Corporation (excluding those referred to in Section 8(d)(ii) or those in respect of which an adjustment in the Conversion Price is made pursuant to Section 8(d)(i) or (ii)), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Market Price of the Common Stock on the record date referred to below and (y) the denominator of which shall be such Market Price of the Common Stock less the then Fair Market Value (as determined by the Board of Directors of the Corporation) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock (but such denominator not to be less than one). Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

               (iv) If the Corporation, at any time or from time to time, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of

Section 8(d)(i) through Section 8(d)(iii), inclusive, or Section 8(h) (but not including any action described in any such Section) and the Board of Directors of the Corporation in good faith determines that it would be equitable in the circumstances to adjust the Conversion Price as a result of such action, then, and in each such case, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Preferred Stock).

                (v) Notwithstanding anything herein to the contrary, no adjustment under this Section 8(d) need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price. Any adjustment to the Conver sion Price carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Preferred Stock pursuant hereto.

               (vi) Notwithstanding anything herein to the contrary, no adjustment under this Section 8(d) shall be made (x) upon the sale or grant of shares of Common Stock or options with respect to Common Stock in an aggregate amount not to exceed 3,181,419 shares of Common Stock (assuming the exercise of all such options) to employees or directors of the Corporation or to other service providers, or upon the issuance of shares of Common Stock upon exercise of any such options, if the sales price or exercise price thereof was not less than the Market Price of the Common Stock on the date such shares of Common Stock or options were sold or granted; PROVIDED, that in the case of options, Market Price shall be measured as of the time any such option was granted, not at the time of exercise, or (y) upon any adjustment in the Conversion Price itself; PROVIDED, that the number set forth in clause (x) shall be equitably adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations.

            (e) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

            (f) Upon any increase or decrease in the Conversion Price, then, and in each such case, the Corporation promptly shall deliver to each registered holder of Preferred Stock at least 5 Business Days prior to effecting any of the foregoing transactions a certificate, signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

            (g) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Stated Value of the shares of Preferred Stock so surrendered. If the conversion of any share or shares of Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the Current Market Price of the Common Stock on the Business Day preceding the day of conversion shall be paid to such holder in cash by the Corporation.

            (h) In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any consolidation or merger of the Corporation with or into another Person (other than a consolidation or merger in which the Corporation is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock), (any of the foregoing, a "Transaction"), the Corporation, or such successor or purchasing Person, as the case may be, shall execute and deliver to each holder of Preferred Stock at least 10 Business Days prior to effecting any of the foregoing Transactions a certificate that the holder of each share of Preferred Stock then outstanding shall have the right thereafter to convert such share of Preferred Stock into the kind and amount of shares of stock or other securities (of the Corporation or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Preferred Stock could have been converted immediately prior to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Person and other than the Corporation, which controls or is controlled by the successor or purchasing Person or which, in connection with such Transaction, issues stock, securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically acknowledge the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to the holders of Preferred Stock upon conversion of the shares of Preferred Stock as provided above. The provisions of this Section 8(h) and any equivalent thereof in any such certificate similarly shall apply to successive Transactions.

            (i)  In case at any time or from time to time:

                 (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock;

                 (ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

                (iii) there shall be any reclassification of the Common Stock, or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or any sale or other disposition of all or substantially all of the assets of the Corporation; or

                 (iv) there shall be any voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall mail to each holder of shares of Preferred Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective. Such notice also shall specify the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

            (j) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Preferred Stock pursuant to Section 8(a) or 10(a), such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Preferred Stock.

            (k) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Preferred Stock pursuant to Section 8(a) or 10(a) shall be made without charge to the converting holder of shares of Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Preferred Stock converted; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

Section 9.  CERTAIN REMEDIES.

            Any registered holder of Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designation and to enforce specifically the terms and provisions of this Certificate of Designation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

Section 10.  MANDATORY CONVERSION.

             (a) If at any time after one year from the Issue Date, the arithmetic average of the Market Price of the Common Stock over a 60 consecutive Trading Day period equals or exceeds $20.00 (adjusted for stock splits, stock dividends or combinations), then on the Business Day specified by the Corporation occurring no more than 60 days after the end of such 60 Trading Day period (the "Mandatory Conversion Date") the Corporation shall have the right, at its sole option and election, on not less than 30 days notice of the Mandatory Conversion Date to require all the holders of Preferred Stock to covert all (but not less than all) of their shares of Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal, subject to Section 8(g), to the product of the number of shares of Preferred Stock being so converted multiplied by the quotient of (i) the Stated Value per share divided by (ii) the Conversion Price in effect on the date of conversion pursuant to this Section 10 (the "Mandatory Conversion").

            (b) Within 20 Business Days of the Mandatory Conversion Date, the Corporation shall deliver to each holder of Preferred Stock being converted
(i) an officer's certificate attesting to the satisfaction of the condition precedent to the Mandatory Conversion and (ii) a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which such shares of Preferred Stock may be or have been converted in accordance with this Section 10. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made immediately prior to the close of business on the Mandatory Conversion Date, and the Person or Persons entitled to receive the Common Stock deliverable upon conversion of such shares of Preferred Stock shall be treated for all purposes as having become the record holder or holders of such Common Stock at such time, and such conversion shall be at the Conversion Price in effect at such time; PROVIDED, HOWEVER, that no surrender shall be effective to constitute the Person or Persons entitled to receive the Common Stock deliverable upon such conversion as the record holder or holders of such Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect at, such time on such next succeeding day.

            (c) To the extent permitted by law, when shares of Preferred Stock are converted, all dividends declared and unpaid on the Preferred Stock so converted to the date of conversion shall be immediately due and payable and must accompany the shares of Common Stock issued upon such conversion.

            (d) Notice of a conversion of shares of Preferred Stock pursuant to Section 10(a) shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), not less than 30, nor more than 60, days prior to the Mandatory Conversion Date and a similar notice shall be mailed at least 30, but not more than 60 days prior to the Mandatory Conversion Date to each holder at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the conversion of shares of Preferred Stock hereunder the Board of Directors may fix a record date for the determination of shares of Preferred Stock to be converted, or may cause the transfer books of the Corporation for the Preferred Stock to be closed, not more than 60 or less than 30 days prior to the Mandatory Conversion Date.

            (e) Unless otherwise agreed, on or prior to the Mandatory Conversion Date, the Corporation shall deposit for the benefit of the holders of shares of Preferred Stock to be exchanged the shares of Common Stock and cash in the amount of declared and unpaid dividends (the "Dividends") necessary for such exchange with a bank or trust company in the Borough of Manhattan, The City of New York, having a capital and surplus of at least $500,000,000. Any shares of Common Stock and Dividends so deposited by the Corporation and unclaimed at the end of two years from the date designated for such exchange shall revert to the Corporation. After such reversion, any such bank or trust company shall, upon demand, return to the Corporation such unclaimed shares of Common Stock and Dividends and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Preferred Stock to be converted shall look only to the Corporation for the delivery of the shares of Common Stock and Dividends. In the event that shares of Common Stock and Dividends are deposited pursuant to this Section 10(e) in respect of shares of Preferred Stock that are converted prior to the Mandatory Conversion Date in accordance with the provisions of Section 8, such shares of Common Stock and Dividends shall, upon such conversion, revert to the Corporation and, upon demand, such bank or trust company shall return to the Corporation such shares of Common Stock and Dividends and shall be relieved of all responsibilities to the holders of such converted shares in respect thereof. Any dividends accrued on shares of Common Stock deposited pursuant to this Section 10(e) shall accrue for the accounts of, and be payable to, the holders of shares of Preferred Stock to be exchanged therefor. Any interest accruing on the Dividends shall be for the benefit and be payable to the Corporation.

            (f) Notice of Mandatory Conversion having been given as aforesaid, upon the deposit of shares of Common Stock and Dividends pursuant to Section 10(e) in respect of shares of Preferred Stock to be converted pursuant to Section 10(a), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the Mandatory Conversion Date (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall

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cease to accrue, and (iii) all rights of the holders of shares of Preferred
Stock to be converted shall cease and terminate, excepting only the right to receive the shares of Common Stock and Dividends and the right to convert such Preferred Stock into shares of Common Stock until the close of business on the Mandatory Conversion Date, in accordance with Section 8; PROVIDED, HOWEVER, that if the Corporation shall default in the execution and delivery of the shares of Common Stock or Dividends, the shares of Preferred Stock that were to be converted shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Preferred Stock until such time as such default shall no longer be continuing or shall have been waived by holders of at least 51% of the then outstanding shares of Preferred Stock.

Section 11. DEFINITIONS.

            For the purposes of this Certificate of Designation of Preferred Stock, the following terms shall have the meanings indicated:

            "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act; PROVIDED that "Affiliate" shall not include any purchaser under the Stock Purchase Agreement or any Affiliate of any such purchaser.

            "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York, New York are authorized or required by law or executive order to close.

            "Common Stock" shall mean the common stock, par value $.01 per share, and each other class of capital stock, of the Corporation that does not have a preference over any other class of capital stock of the Corporation as to dividends or upon liquidation, dissolution or winding up of the Corporation and, in each case, shall include any other class of capital stock of the Corporation into which such stock is reclassified or reconstituted.

            "Current Market Price" per share shall mean, on any date specified herein for the determination thereof, (a) the average daily Market Price of the Common Stock for those days during the period of 40 days, ending on such date, which are Trading Days, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the- counter market, the Market Price on such date.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

            "Fair Market Value" shall mean the amount which a willing buyer, under no compulsion to buy, would pay a willing seller, under no compulsion to sell, in an arm's-length transaction (assuming in the case of Common Stock
(i) that the Common Stock is valued "as if fully distributed" and (ii) no consideration is given for minority investment discounts, or discounts related to illiquidity or restrictions on transferability).

            "Issue Date" shall mean the original date of issuance of shares of Preferred Stock to the holders pursuant to the Stock Purchase Agreement.

            "Junior Stock" shall mean any capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock including, without limitation, the Common Stock.

            "Market Price" shall mean, per share of Common Stock on any date specified herein: (a) the closing price per share of the Common Stock on such date published in THE WALL STREET JOURNAL or, if no such closing price on such date is published in THE WALL STREET JOURNAL, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security, the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices of the Common Stock on such date as shown by NASDAQ and reported by any member firm of the NYSE, selected by the Corporation. If neither (a), (b) or (c) is applicable, Market Price shall mean the Fair Market Value per share determined in good faith by the Board of Directors of the Corporation which shall be deemed to be Fair Market Value unless holders of at least 51% of the outstanding shares of Preferred Stock request that the Corporation obtain an opinion of a nationally recognized investment banking firm chosen by such holders (at the Corporation's expense), in which event Fair Market Value shall be as determined by such investment banking firm.

            "NASDAQ" shall mean the National Market System of the NASDAQ Stock Market.

            "NYSE" shall mean the New York Stock Exchange, Inc.

            "Parity Stock" shall mean any capital stock of the Corporation, including the Preferred Stock, ranking on a par (either as to dividends or upon liquidation, dissolution or winding up) with the Preferred Stock.

            "Person" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger) of such entity.

            "Senior Stock" shall mean any capital stock of the Corporation ranking senior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock.

            "Stated Value" shall mean $1000 per share of Preferred Stock

            "Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated April 27, 1999 between the Corporation, The 1818 Fund III, L.P. and the other parties signatory thereto, as the same may be amended from time to time.

            "Subsidiary" shall mean, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

            "Trading Days" shall mean a day on which the national securities exchanges are open for trading.

Section 12. MODIFICATION OR AMENDMENT.

            Except as specifically set forth herein, modifications or amendments to this Certificate of Designation may be made by the Corporation with the consent of the holders of at least 51% of the outstanding shares of Preferred Stock.

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


            IN WITNESS WHEREOF, National Equipment Services, Inc. has caused this Certificate to be duly executed in its corporate name on this 13th day of May, 1999.


                               NATIONAL EQUIPMENT SERVICES, INC.



                               By: /s/ Kevin Rodgers
                                   ------------------------------------------
                                    Name: Kevin Rodgers
                                    Title: President and Chief Executive Officer






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